Exhibit 21.1

Entity Name	State of Incorporation/Formation
AirOpCo 1ASL Bermuda Ltd.	Bermuda
AirOpCo 1ET Bermuda Ltd.	Bermuda
AirOpCo 1JT Bermuda Ltd.	Bermuda
AirOpCo 2 UZ Ireland DAC	Ireland
AirOpCo I SD Ireland DAC	Ireland
AirOpCo II KO Ireland DAC	Ireland
AirOpCo II ME Ireland DAC	Ireland
Delaware River Partners Holdco LLC	Delaware
Delaware River Partners LLC	Delaware
DRP Trading LLC	Delaware
DRP Urban Renewal 1, LLC	New Jersey
DRP Urban Renewal 2, LLC	New Jersey
Fortress Worldwide Transportation and Infrastructure General Partnership	Delaware
FTAI AirOpCo UK Ltd.	England and Wales
FTAI Aviation OpCo LLC	Delaware
FTAI CHR JV Holdings LLC	Delaware
FTAI Energy Co 1 Ltd. (process of dissolution – postponed by KK)	Bermuda
FTAI Energy Co1 LLC	Delaware
FTAI Energy Development Holdings LLC	Delaware
FTAI Energy Downstream Holdings LLC	Delaware
FTAI Energy Holdings LLC	Delaware
FTAI Energy Marketing LLC	Delaware
FTAI Energy Partners LLC	Delaware
FTAI Finance Holdco Ltd.	Cayman Islands
FTAI Finance JV LLC	Delaware
FTAI IES Pioneer Ltd.	Malaysia
FTAI Midstream GP Holdings LLC	Delaware
FTAI Midstream GP LLC	Delaware
FTAI Midstream Holdings LLC	Delaware
FTAI Ocean LLC	Marshall Islands
FTAI Offshore Holdco LLC	Delaware
FTAI Offshore Holdings L.P.	Cayman Islands
FTAI Offshore Pte Ltd.	Singapore
FTAI Partners Holdings LLC	Delaware
FTAI Pioneer Malaysia Shareholder LLC	Delaware
FTAI Pioneer MI LLC	Marshall Islands
FTAI Pioneer SDN Bhd	Malaysia
FTAI Pride Chartering LLC	Marshall Islands
FTAI Pride Labuan Ltd.	Malaysia
FTAI Pride LLC	Marshall Islands
FTAI Pride Malaysia SDN BHD	Malaysia
FTAI Railcar Holdings LLC	Delaware
FTAI Subsea 88 Ltd.	Bermuda
High Turbine Technologies LLC	Delaware
Intermodal Finance 1 Ltd.	Cayman Islands
JCCOM Holdco LLC	Delaware
Jefferson 2010 Bond Holdings LLC	Delaware

Entity Name	State of Incorporation/Formation
Jefferson 2012 Bond Holdings LLC	Delaware
Jefferson 2019 Bond Borrower LLC	Delaware
Jefferson 2019 Bond Lessee LLC	Delaware
Jefferson Canadian Oil Marketing ULC	Canada
Jefferson Cross Channel Pipeline LLC	Delaware
Jefferson Docks I LLC	Delaware
Jefferson DRE Liabilities LLC	Delaware
Jefferson Energy Canada ULC	Canada
Jefferson Energy Canco LLC	Delaware
Jefferson Energy Marketing LLC	Delaware
Jefferson Ethanol Holdings LLC	Delaware
Jefferson Gas Processing LLC	Delaware
Jefferson Gulf Coast Energy Holdings LLC	Delaware
Jefferson Gulf Coast Energy Partners LLC	Delaware
Jefferson Gulf Coast Management LLC	Delaware
Jefferson Gulf Coast Real Estate LLC	Delaware
Jefferson Investment Holdings LLC	Delaware
Jefferson LNG Holdings LLC	Delaware
Jefferson Pipeline I LLC	Delaware
Jefferson Railport Terminal I (Texas) LLC	Texas
Jefferson Railport Terminal I LLC	Delaware
Jefferson Railport Terminal II Holdings LLC	Delaware
Jefferson Railport Terminal II LLC	Delaware
Jefferson Southern Star Pipeline LLC	Delaware
Jefferson Storage I LLC	Delaware
Jefferson Terminal Logistics LLC	Delaware
Jefferson Truck Terminal I LLC	Delaware
JGC Investment Holdings LLC	Delaware
JGC Management Holdings LLC	Delaware
JGP Energy Partners LLC (f/k/a Jefferson Ethanol Partners LLC)	Delaware
KAT Holdco LLC	Delaware
Katahdin Railcar Services LLC	Delaware
La Victoire Holdings Sarl	France
Long Ridge Energy Generation LLC f/k/a Ohio Powerco LLC	Delaware
Long Ridge Terminal LLC	Delaware
Ohio Gasco LLC	Delaware
Ohio River Partners Finance LLC	Delaware
Ohio River Partners Holdco LLC	Delaware
Ohio River Partners Shareholder LLC	Delaware
Ohio River PP Holdco LLC	Delaware
WWTAI AirOpCo 1 USA Sub LLC	Delaware
WWTAI AirOpCo 1Bermuda Ltd.	Bermuda
WWTAI AirOpCo 2 Bermuda Ltd.	Bermuda
WWTAI AirOpCo 2 USA LLC	Delaware
WWTAI AirOpCo 3 Bermuda Ltd.	Bermuda
WWTAI AirOpCo BPA Ireland Limited	Ireland
WWTAI AirOpCo I USA LLC	Delaware
WWTAI AirOpco II DAC	Ireland

Entity Name	State of Incorporation/Formation
WWTAI AirOpCo Malta Limited	Malta
WWTAI Container 1 Ltd.	Bermuda
WWTAI Container Holdco Ltd. (f/k/a WWTAI Container GP 1 Ltd.)	Bermuda
WWTAI Finance Ltd.	Bermuda
WWTAI IES MT6015 Ltd.	Malaysia
WWTAI Offshore Co 1 Ltd.	Bermuda